Exhibit 10.2

VERSO PAPER CORP.

2008 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

AND

RESTRICTED STOCK AWARD AGREEMENT

Verso Paper Corp., a Delaware corporation (the “Company”), pursuant to its 2008 Incentive Award Plan, as amended (the “Plan”), hereby awards to the individual listed below (“Participant”) that number of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), set forth below (the “Shares”), subject to all of the terms and conditions set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) (including, without limitation, the Restrictions on the Shares set forth in the Restricted Stock Agreement) and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Restricted Stock Agreement. The Restricted Stock award evidenced by this Grant Notice and the Restricted Stock Agreement shall be referred to herein as the “Award.”

Participant:

Grant Date:

Total Number of Shares of Restricted Stock:              shares

Vesting Schedule:	Subject to the terms and conditions of the Restricted Stock Agreement, the Award shall vest and the Restrictions on the Shares shall lapse with respect to 1/3 of the Shares covered thereby on each of the first three anniversaries of the Grant Date, provided in each case that Participant is an Eligible Individual (as defined in the Plan) at all times during the period beginning on the Grant Date and ending on the applicable vesting date.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

VERSO PAPER CORP.		PARTICIPANT

By:		Signature:
Print Name:		Print Name:
Title:

Address:	6775 Lenox Center Court	Address:
Suite 400
Memphis, TN 38115-4436

EXHIBIT A

TO

RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Verso Paper Corp. 2008 Incentive Award Plan, as amended from time to time (the “Plan”), and the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Verso Paper Corp., a Delaware corporation (the “Company”), has granted to Participant that number of shares of Restricted Stock set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Wherever the following terms are used in this Agreement, they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 of the Plan. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 of the Plan, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

(b) “Cause”, when used in connection with a Termination of Service of Participant, means a Termination of Service of Participant by the Company or any Subsidiary thereof due to Participant’s:

(i) material breach of his or her obligations under any agreement with the Company or any Subsidiary thereof, which he or she fails to cure within 15 days after receipt of a written notice of such breach (to the extent that, in the reasonable judgment of the Committee, such breach can be cured by Participant);

(ii) willful failure to perform his or her material duties, which he or she fails to cure within 15 days after receipt of a written notice of such failure to perform (to the extent that, in the reasonable judgment of the Committee, such failure to perform can be cured by Participant);

(iii) material breach of the Company’s or any of its Subsidiaries’ written policies or procedures, which he or she fails to cure within 15 days after receipt of a written notice of such breach (to the extent that, in the reasonable judgment of the Committee, such breach can be cured by Participant);

(iv) willful misconduct which causes material harm to the Company or any Subsidiary thereof or their respective business reputations, which he or she fails to cure within 15 days after receipt of a written notice of such misconduct (to the extent that, in the reasonable judgment of the Committee, such misconduct can be cured by Participant);

(v) commission of a felony or a crime of moral turpitude; or

(vi) willful commission of a material act of dishonesty involving the Company or any Subsidiary thereof.

(c) “Involuntary Termination” shall mean Participant’s Termination of Service due to:

(i) a material reduction in Participant’s authorities or duties (not including a change in title, provided that such authorities and duties are similar and are performed in the same functional area) following a Change in Control, as compared to Participant’s authorities and duties with the Company or its Subsidiaries immediately prior to such Change in Control;

(ii) any material reduction in Participant’s annual base salary in effect immediately prior to a Change in Control, except for any broad based salary reduction affecting employees of the Company who are similarly situated to Participant; or

(iii) a material reduction in the overall value of Participant’s target bonus, profit sharing and other incentive compensation opportunities in effect immediately prior to a Change in Control, except for any broad based bonus, profit sharing, or other incentive compensation reduction affecting employees of the Company who are similarly situated to Participant.

(d) “Termination of Service” shall mean:

(i) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(ii) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal or failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(iii) As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, or an Involuntary Termination, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

1.2 Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. In consideration of Participant’s past and/or continued employment with or service to the Company or one of its Subsidiaries, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Common Stock subject to the Award (as defined below), as of the Grant Date, the Company issues to Participant the Award described in this Agreement (the “Award”). The number of shares of Restricted Stock (the “Shares”) subject to the Award is set forth in the Grant Notice. Participant is an Employee, Director or Consultant of the Company or one of its Subsidiaries.

(b) Purchase Price; Book Entry Form. The purchase price of the Shares, if any, is set forth on the Grant Notice. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 2.2(d), the Company shall cause certificates representing the Shares to be issued to Participant; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d).

(c) Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or shall have been removed and the Shares shall thereby have become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d) Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Shares until all of the restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event Participant shall not retain physical custody of any certificates representing unvested Shares issued to him. Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e) Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b), the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to Participant a certificate or certificates evidencing the number of Shares subject to the Award that have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 13.2 of the Plan). Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.

2.2 Restrictions.

(a) Forfeiture. Any Award that is not vested as of the date of Participant’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 and the exposure to forfeiture set forth in this Section 2.2(a).

(b) Vesting and Lapse of Restrictions. Subject to Sections 2.2(a) and 2.2(c), the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice. The number of Shares subject to vesting on each vesting date shall be rounded down to the nearest whole number, provided that on the final vesting date all Shares that have not been eligible to become vested on any prior vesting date(s) because of the foregoing rounding convention shall be subject to vesting on the final vesting date.

(c) Change in Control; Death or Disability. Notwithstanding Sections 2.2(a) and 2.2(b):

(i) Unless otherwise provided by the Administrator in accordance with the terms of the Plan (including, without limitation, Section 13.2(b) of the Plan), and except as otherwise provided below, in the event of a Change in Control, the Company shall, in accordance with Section 13.2(b)(ii) of the Plan, require that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or that the Award be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares, and the Award shall continue to be eligible to become vested in such amounts and at such times as are set forth in the Grant Notice, subject to the foregoing adjustments.

(ii) In the event of Participant’s death or Disability, or in the event of Participant’s Termination of Service by the Company without Cause on or prior to the consummation of a Change in Control, the Award shall become vested and the Restrictions shall lapse with respect to a pro-rata percentage of the Shares subject to the Award (determined on a quarterly basis and based on the number of completed quarters that have elapsed from the most recent vesting date through the date of Termination of Service).

(iii) In the event of Participant’s Termination of Service within six months immediately following a Change in Control (A) by the Company without Cause or (B) by Participant by reason of an Involuntary Termination, the Award shall become vested and the Restrictions shall lapse with respect to all of the Shares subject to the Award.

(d) Tax Withholding. Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.1(b) hereof), no new certificate shall be delivered to Participant or his legal representative unless and until Participant or Participant’s legal representative shall have paid to the Company the full amount of all federal, state and local withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Shares or the lapse or removal of the Restrictions. Such payment shall be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:

(i) Cash or check;

(ii) Shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or

(iii) Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Common Stock for which the Restrictions are then subject to lapse, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations, provided that payment of such proceeds is then made to the Company upon settlement of such sale).

The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant of the Award or the issuance of Shares hereunder.

(e) Conditions to Delivery of Shares. Subject to Section 2.1, the Shares deliverable under this Award may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock that have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of all of the following conditions:

(i) The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;

(ii) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax; and

(v) The lapse of such reasonable period of time following the grant of this Award as the Administrator may from time to time establish for reasons of administrative convenience.

2.3 Consideration to the Company. In consideration of the grant of the Award by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE III.

OTHER PROVISIONS

3.1 Tax Withholding and Section 83(b) Election. The Company shall be entitled to require a cash payment by or on behalf of Participant and/or to deduct from other compensation payable to Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder. Participant understands that Section 83(a) of the Internal Revenue Code taxes as ordinary income the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares at the time the Restrictions on such Shares lapse. Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Grant Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date. In the event that Participant files an 83(b) Election, Participant shall provide the Company a copy thereof prior to the expiration of such 30-day period. Participant understands that in the event an 83(b) Election is filed with the Internal Revenue Service within such time period, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares as of the Grant Date. Participant further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award hereunder, and does not purport to be complete. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH.

PARTICIPANT HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING PARTICIPANT’S 83(b) ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE 83(b) ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE UNVESTED SHARES.

PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE SHARES AND PARTICIPANT REPRESENTS THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3.2 Restricted Stock Not Transferable. No Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, regardless of whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator, the Shares may be transferred to certain persons or entities related to Participant, including, but not limited to, members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family or to such other persons or entities as may be expressly approved by the Administrator, pursuant to any such conditions and procedures the Administrator may require.

3.3 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date Participant shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares and the right to receive any cash or stock dividends paid to or made with respect to the Shares.

3.4 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

3.5 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.6 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all rules and regulations promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of Participant.

3.8 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his address shown in the Company’s records and to the Company at its principal executive office.

3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.12 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.